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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 2, 2009

Date of Earliest Event Reported: November 19, 2008

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

        On November 21, 2008, Oglethorpe Power Corporation (An Electric Membership Corporation) ("Oglethorpe") filed a Current Report on Form 8-K pursuant to Item 2.04 thereto (the "Original Form 8-K") to disclose that it had become obligated to obtain replacement credit enhancement under certain agreements by January 19, 2009 as a result of the then recent downgrade of the credit rating of AMBAC Indemnity Corporation ("AMBAC").

        This amendment is being filed to amend and supplement the Original Form 8-K to (i) disclose that Oglethorpe has received additional time to obtain such replacement credit enhancement and (ii) clarify the implications of Oglethorpe's failure to obtain such replacement credit enhancement. For convenience purposes, Oglethorpe has included the entire text of the Original Form 8-K herein as amended and supplemented to reflect the foregoing information.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

        As discussed in Oglethorpe Power Corporation's ("Oglethorpe") Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—FINANCIAL CONDITION—Off-Balance Sheet Arrangements—Rocky Mountain Lease Arrangements" and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Financial Condition—Rocky Mountain Lease Arrangements," Oglethorpe entered into six lease transactions relating to its undivided interest in the Rocky Mountain Pumped Storage Hydroelectric Facility (such transactions being referred to collectively herein as the "Rocky Mountain Lease Arrangements." The operative agreements relating to the Rocky Mountain Lease Arrangements require Oglethorpe to maintain a surety bond with a surety bond provider that meets minimum credit rating requirements to secure certain of Oglethorpe's payment obligations under the Rocky Mountain Lease Arrangements. Accordingly, Oglethorpe entered into a surety bond agreement with AMBAC concurrently with the consummation of the Rocky Mountain Lease Arrangements.

        The operative agreements relating to the Rocky Mountain Lease Arrangements provide that the surety bond provider must maintain a credit rating of at least Aa2 from Moody's Investors Service ("Moody's") or AA from Standard and Poor's ("S&P"), and if such rating is not maintained, then Oglethorpe must, within 60 days of becoming aware of such fact, provide (i) a replacement surety bond from a surety bond provider that has such credit ratings, (ii) a letter of credit from a bank with such credit ratings, (iii) other acceptable credit enhancement or (iv) any combination thereof.

        On November 19, 2008, S&P lowered AMBAC's credit rating from AA to A. Because AMBAC already had a credit rating of Baa1 from Moody's, such action by S&P triggered the requirement for Oglethorpe to provide the replacement credit enhancement discussed above. Although Oglethorpe had made significant progress in obtaining such replacement credit enhancement, it requested and received from the three investors (the "Investors") in the six owner trusts formed to effectuate the Rocky Mountain Leasing Arrangements additional time to provide such replacement credit enhancement. Specifically, two Investors have granted such extension until February 27, 2009 and the third Investor has granted such extension until March 31, 2009.

        Oglethorpe has reached an agreement in concept with a replacement credit provider and with the Investors, and Oglethorpe is working to meet these deadlines. Oglethorpe does not believe the cost of such replacement credit will have a material adverse effect on its results of operation or its financial condition.

        In the event that Oglethorpe is unable to implement the replacement credit enhancement by the dates noted above and any of the Investors do not otherwise grant Oglethorpe additional time to implement such replacement credit enhancement, then Oglethorpe may be required to purchase the equity interests of the non-extending Investors in the related owner trusts if the Investors exercise such right under the operative agreements relating to the Rocky Mountain Lease Arrangements. Oglethorpe estimates that the current maximum aggregate amount of exposure it would have if it were required to purchase the equity interests of all six owner trusts is approximately $250 million, and this amount will begin to decline in 2011 until it reaches zero by the end of the lease term in 2027. This amount is net of the accreted value of the guaranteed investment contracts that were entered into with AIG Matched Funding Corp. in connection with the Rocky Mountain Lease Arrangements. The actual value of the guaranteed investment contracts may be more or less than the accreted value as a result of changes in interest rates and market conditions. In September 2008, AIG Matched Funding Corp. began posting collateral in compliance with the AIG Equity Funding Agreement consisting of securities issued by an instrumentality of the U.S. Government that are rated triple-A in an amount approximately equal to the net present value of its future payment obligation related to the equity portion of the fixed purchase price.

        Furthermore, Oglethorpe's inability to timely provide such replacement credit enhancement, or otherwise either obtain additional time from the Investors or purchase their equity interests, may constitute a cross default or an event of default under certain of Oglethorpe's loan agreements, derivative agreements and other evidences of indebtedness, and the other parties thereto may elect to exercise their rights and remedies thereunder. Such rights include the right to cease making advances under any loan agreements as a result of any of the foregoing.

        Oglethorpe expects to have adequate liquidity to purchase the equity interests based on the maximum aggregate amount of exposure of approximately $250 million if Oglethorpe were required to do so.

        The information contained in this Form 8-K contains forward-looking statements, including certain plans and expectations, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading "Risk Factors" included in Oglethorpe's Annual Report on Form 10-K for the year ended December 31, 2007, and other factors described from time to time in Oglethorpe's other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. Oglethorpe assumes no obligation to update any forward-looking statement.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: February 2, 2009	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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EXPLANATORY NOTE
  Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
SIGNATURES